Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tel-Instrument Electronics Corp.

East Rutherford, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-127670) of Tel-Instrument Electronics Corp. of our report dated June 17, 2022, relating to the consolidated financial statements for the years ended March 31, 2022, and 2021 which appear in this Annual Report on Form 10-K.

/s/ Friedman, LLP

Marlton, New Jersey

June 17, 2022